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                                                                    EXHIBIT 10.1

                             TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT is entered into this 25th day of May, 1994 by and between FIRST FEDERAL OF ALABAMA, F.S.B. (hereinafter referred to as "First Federal" or the "Bank"), with its principal office at 1811 Second Avenue, Jasper, Alabama, and Al H. Simmons, (hereinafter referred to as "Executive"), an individual residing in the State of Alabama.

         WHEREAS, the parties have previously entered into an employment agreement effective as of September 17, 1986, as amended and restated effective as of September 17, 1993 (the "Restated Agreement"), and pursuant thereto the Bank has been employing the Executive as its President and Chief Executive Officer; and

         WHEREAS, the Executive desires to leave his position as President and Chief Executive Officer of the Bank, but to continue to serve as Chairman of the Bank's Board of Directors (the "Board"); and

         WHEREAS, the parties desire by this writing to terminate the Restated Agreement, and to provide for a lump sum payment to the Executive of certain severance benefits in full satisfaction of Executive's rights thereunder.

         NOW, THEREFORE, it is AGREED as follows:

         1. Executive hereby resigns from his position as President and Chief Executive Officer of the Bank, with said resignation having no effect on his position as Chairman of the Bank's Board of Directors.

         2. In full satisfaction of any rights that Executive may have under the Restated Agreement, which shall be of no further force or effect, the Bank shall pay, or cause to be paid, to the Executive, a severance benefit equal to $362,447.41. Said benefit shall be payable in sixty (60) monthly payments, with the amount of each monthly payment to be $7,000 (less any applicable withholding amounts as may be required by law). The first such monthly Payment shall be due on the thirtieth (30th) day following execution of this Termination Agreement, and subsequent payments shall be due on the monthly anniversary date of the first payment.

         3. The Restated Agreement is hereby in all respects terminated and of no further force and effect, and neither the Bank nor the Executive shall be entitled or subject to any of the rights, obligations, duties or other provisions thereunder.

Accordingly, the parties hereby release each other from any claims arising from, or in any way related to, the Restated Agreement.
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Termination Agreement
May, 1994

         4. This Termination Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Alabama.

         5. The provisions of this Termination Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         6. This Termination Agreement together with any understanding or modifications thereof as approved to in writing by the parties, shall constitute the entire agreement between the parties hereto.

         7. This Agreement, together with any understanding or modifications thereof as approved to in writing by the parties, shall constitute the entire agreement between the parties hereto, and shall be binding upon the parties, and their heirs, successors and assigns (including in the case of the Bank, any institution that acquires substantially all of the Bank's assets whether through a merger, acquisition, or other transaction); provided that in the event of the Executive's death, the rights of the Executive under this Agreement shall pass to his surviving spouse (and if the Executive is not survived by his spouse, to his designated beneficiary, and if there is none surviving, to the Executive's estate).

         IN WITNESS WHEREOF, the parties have executed this Termination Agreement on the day and year first written above.

                                      FIRST FEDERAL OF ALABAMA, F.S.B.
Attest:

/s/ M. J. Gunter                      By:   /s/ Robert B. Nolen, Jr.
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                                            Its  Executive Vice President

         (SEAL)

Witness:

/s/ Ann M. Davis                      /s/ Al H. Simmons
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                                      Al H. Simmons